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                          FORM OF MASTER TRUST AGREEMENT      Exhibit 10.36
                                     FOR THE
                                ON SEMICONDUCTOR
                           DEFERRED COMPENSATION PLANS
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                             MASTER TRUST AGREEMENT
                                     FOR THE
                                ON SEMICONDUCTOR
                           DEFERRED COMPENSATION PLANS




                  THIS TRUST AGREEMENT is made and entered into by and between SCG Holding Corporation, dba On Semiconductor(TM) (the "Company") and ___________________ (the "Trustee").

                  WHEREAS, the Company has adopted the On Semiconductor Executive Savings Plan and the On Semiconductor Director Savings Plan (referred to separately as the "Plan" and collectively as the "Plans") effective as of January 1, 2000;

                  WHEREAS, the Company has incurred and expects to continue to incur liability under the terms of the Plans with respect to individuals participating in the Plans;

                  WHEREAS, the Company established a trust (hereinafter called the "Trust") in accordance with the terms of the Plans to contribute to the Trust assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan and the adoption agreements signed by the Company and each adopting employer;

                  WHEREAS, the Company hereby appoints ______________________ to serve as trustee of the Trust;

                  WHEREAS, it is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to continue to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plans.

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   SECTION 1
                             ESTABLISHMENT OF TRUST

         1.1 The Company has deposited with the Trustee in trust an initial deposit of Ten Dollars ($10.00), which, together with subsequent contributions made or to be made by the


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Company, constitutes the principal of the Trust to be held, administered and disposed of by the Trustee in accordance with the terms of the Plans and as provided in this Trust Agreement.

         1.2 The Trust established pursuant to this Trust Agreement is irrevocable.

         1.3 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         1.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

         1.5 The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in the Plans and this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                                   SECTION 2
                          PAYMENTS TO PLAN PARTICIPANTS
                             AND THEIR BENEFICIARIES

         2.1 The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         2.3 The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable


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to participants or their beneficiaries. In addition, if the principal of the
Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                                   SECTION 3
                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

         3.1 The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is "Insolvent." The Company shall be considered Insolvent for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         3.2 At all times during the continuance of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

             (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plans participants or their beneficiaries.

             (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

             (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

             (d) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         3.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the


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period of such discontinuance, less the aggregate amount of any payments made to
Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   SECTION 4
                             PAYMENTS TO THE COMPANY

         Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

                                   SECTION 5
                              INVESTMENT AUTHORITY

         5.1 All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Plan participants. Under the terms of the Plans, the Trustee may, but is not required to, follow the direction of the Participant in selecting among the investment funds available under the Plans and the Trust. Notwithstanding the above, in no event may the Trustee invest in securities including stock or rights to acquire stock) or obligations of the Company

         5.2 The Company shall have the right at anytime, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         5.3 Except as otherwise provided herein, in the investment, administration and distribution of the Trust, the Trustee, subject to the duty to apply the proceeds and avails of the Trust to the purposes specified in the Plans and this Trust Agreement and subject to the restrictions of applicable law, may perform every act in the management of the Trust that individuals may perform in the management of like property owned by them free of any trust and may exercise every power with respect to each item of property in the Trust, real and personal, which individual owners of like property can exercise, including by way of illustration, but not by way of limitation, the powers noted below. No enumeration of specific powers herein shall be construed as a limitation on the foregoing general powers of the Trustee, nor shall any of the powers herein conferred upon the Trustee be exhausted by use thereof, but each shall be continuing. The powers of the Trustee include, but are not limited to, the following:

             (a) To invest and reinvest in bonds, notes, debentures, stocks (common or preferred), interests in investment companies (whether "open-end mutual funds" or "closed-end mutual funds"), options to acquire or sell securities (including "covered call options"), commercial paper, bank repurchase agreements, individual and group annuity contracts, deposit administration contracts, life insurance company separate accounts and pooled investment funds, mortgages, leaseholds, fee interests, personal, corporate and governmental obligations, interests in any amount in common trust funds established by the Trustee or another bank or trust company (and for such time as assets are invested in


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         such common trust funds, such assets shall be subject to the declarations of trust establishing such common trust funds), pooled investment funds for retirement plans established by the Trustee or another bank or trust company and such other property, real, personal or mixed, irrespective of whether such securities or such property shall be of the character authorized by any state law for trust investments, but in accordance with the provisions of Section 4975 of the Code and Sections 404, 406, 407 and 408 of the Act;

             (b) To pledge or mortgage, assign, lease, contract to lease, grant and trade options to purchase, sell for cash or on credit at a private or public sale, convert, redeem, exchange for other securities or other property in which the Trust may be invested under this Trust Agreement or otherwise dispose of any securities or other property at any time held by the Trustee except as otherwise provided by the Plans; no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of such sale or other disposition;

             (c) To retain in cash so much of the Trust as the Trustee deems advisable and to deposit any such cash held in the trust in banking accounts without liability for interest;

             (d) To settle, compromise, contest or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings, and to represent the Trust in all suits or legal proceedings;

             (e) To exercise any conversion privilege or subscription right available in connection with any securities or property at any time held by the Trustee, to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by the Trustee; and to do any acts with reference thereto, including the exercise of options, making of agreements or subscriptions, and the payment of expenses, assessments or subscriptions, which may be deemed to be necessary or advisable in connection therewith, and to hold and retain any securities or other property which the Trustee may so acquire;

             (f) To vote any corporate stock belonging to the Trust and to give proxies or general or limited powers of attorney for the purpose of such voting to other persons, with or without power of substitution; provided that the Trustee shall vote stock of the Company only as directed by the Company;

             (g) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge upon such terms and conditions as may be deemed advisable;

             (h) To collect the income, rents, issues, profits and increases of the Trust through such means as are deemed advisable;

             (i) To invest all or part of the Trust in interest-bearing deposits with the Trustee or another bank or other federally-insured institution at a reasonable rate of


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         interest, including but not limited to investment in time deposits, savings deposits, certificates of deposit or time accounts;

             (j) To employ agents, attorneys and advisors and to pay their reasonable compensation and expenses; the Trustee shall incur no liability for the acts or defaults of such agents, attorneys and advisors selected with due care, and the Trustee shall be fully protected in acting upon the advice of counsel on questions of law arising in connection with the administration of the Trust;

             (k) To cause any of the investments of the Trust to be registered in the name of the Trustee or in the name of its nominee, and any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investments submitted for transfer; to make, execute and deliver as Trustee any and all instruments, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

             (l) To retain any funds or property subject to dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction; and

             (m) To file all tax and other returns and reports required of the Trustee.

         5.4 The discretion of the Trustee in investing and reinvesting the assets of the Trust shall be subject to the funding policy, and any changes to the funding policy, as the Company may adopt from time to time and communicate to the Trustee. The Trustee shall act in accordance with any such funding policy, as amended. The funding policy shall be consistent with the terms of the Plans and the requirements of applicable law. As a part of such funding policy, the Trustee shall be directed to exercise investment discretion so as to provide sufficient cash assets in such amount as may be determined by the Company under the funding policy then in effect to be necessary to meet any liquidity requirements for administration of the Trust.

                                   SECTION 6
                              DISPOSITION OF INCOME

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. Such income (and any losses) shall be credited to the Participant's applicable Account.

                                   SECTION 7
                            ACCOUNTING BY THE TRUSTEE

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each Plan year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding Plan year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and


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other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such Plan year or as of the date of such removal or resignation, as the case may be.

                                   SECTION 8
                          RESPONSIBILITY OF THE TRUSTEE

         8.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Plan Administrator which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Plan Administrator. In the event of a dispute between the Plan Administrator and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         8.2 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         8.3 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                   SECTION 9
                    COMPENSATION AND EXPENSES OF THE TRUSTEE

         The Company shall pay all expenses associated with the administration of the Trust including the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 10
                     RESIGNATION AND REMOVAL OF THE TRUSTEE

         10.1 The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         10.2 The Trustee may be removed by the Company on 30 days notice, or upon shorter notice accepted by the Trustee.


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         10.3 Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         10.4 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10.1. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 11
                            APPOINTMENT OF SUCCESSOR

         11.1 If the Trustee resigns or is removed in accordance with Section
10.1 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         11.2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

                                   SECTION 12
                            AMENDMENT OR TERMINATION

         12.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

         12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

         12.3 Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.


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                                   SECTION 13
                                  MISCELLANEOUS

         13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         13.2 Benefits payable to the Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                                   SECTION 14
                                 EFFECTIVE DATE

         The effective date of this Trust Agreement shall be as of January 1, 2000.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their duly authorized representatives on the ___ day of _______________, 2000.

                                                   SCG HOLDING CORPORATION


                                                   BY: _________________________

                                                   ITS: ________________________




                                                   _____________________________


                                                   BY: _________________________

                                                   ITS: ________________________


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